UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 12, 2022

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 12, 2022, Amar Hanspal was appointed to the Board of Directors of PTC, effective as of April 1, 2022.

Mr. Hanspal served as Chief Executive Officer at Bright Machines, Inc., a software company that focuses on factory automation combining robotics, machine vision and machine learning software, from May 2018 to December 2021. Before that, Mr. Hanspal served as co-CEO at Autodesk from February 2017 to June 2017, where he was instrumental in transitioning the company from an on-premise technology and software licensing model to a SaaS-based products and subscription model. Before that, he held roles at Autodesk that included Chief Product Officer from November 2011 to February 2017, Senior Vice President of Platform Solutions and Emerging Business, and Vice President of Collaboration Solutions. Mr. Hanspal was the Co-Founder and Vice President of Marketing and Business Development for RedSpark, Inc., which focused on collaborative product development applications for the discrete manufacturing industry. Mr. Hanspal holds a B.S. in mechanical engineering from Bombay University and a M.S. in mechanical engineering from State University of New York at Stony Brook. He has also completed the executive managerial program at Stanford University.  Mr. Hanspal is 58 years old.

Mr. Hanspal’s compensation for service as a director will be commensurate with that for our outside directors, other than our Board Chair, for 2022 Board service year, as prorated for year.  He will be paid an annual cash retainer of $51,800, payable quarterly in arrears, and will be granted an annual equity retainer of RSUs valued at approximately $215,753 on the grant date, which RSUs will vest on the earlier of the 2023 Annual Meeting of Stockholders and March 15, 2023.  He will also receive a one-time initial onboarding grant of RSUs valued at $375,000 on the grant date, which RSUs will vest in two substantially equal installments on the first and second anniversaries of the grant date.  His service on any committee(s) of the Board will be established at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC INC.

	By:	/s/ Catherine Gorecki
Catherine Gorecki
Senior Vice President, Corporate & Securities Counsel, Assistant Secretary
Date: March 15, 2022